UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564462
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Bee Caves Road, Suite 608 Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 1, 2014, the size of the Board of Directors (the ‘Board”) of Victory Energy Corporation (the “Company”) was increased from five to six directors and Ralph Kehle was appointed by the Board to fill the vacancy created by the increase.

Mr. Kehle, age 79, is the President of Eichen Petroleum Management, Inc., the manager of two oil and gas investment partnerships, Avalon Oil Company and Hermosa Energy Partners, a position which he has held since 1996. He also serves as an advisor to G-4 Resources, Inc. Mr. Kehle is the chairman of the board of TELA (USA), Inc., a U.S. subsidiary of Target Energy Limited. In addition, he previously served as a director of EPIC Geophysics, Inc., a seismic processing company, Wolf Geosciences (now Fugro), an Airborne geophysical company and Steven & Tull, LLC, a petroleum exploration and production company. Mr. Kehle has been engaged in the oil and gas business for 48 years and has to his credit the discovery and development of a 300+ bcf extension to the Coleman North Field in Alberta, the 200+ bcf in Guerra Field, Duval & Webb Cos., Texas and the 5 million barrel Stockyard Field in Gaines Co., Texas. Mr. Kehle has a B.S. with honors as well as an M.S. from the California Institute of Technology, and a PhD. from the University of Minnesota. He also previously served as Associated Professor of Geological Sciences at the University of Texas, Austin.

On July 1, 2014, Mr. Kehle was granted an award of 20,000 shares of Company common stock under the Company’s 2014 Long Term Incentive Plan, as a quarterly board service grant (the “Quarterly Service Grant”). The 20,000 shares of Company common stock granted to Mr. Kehle are 100% vested as of the date of grant.

On July 1, 2014, Mr. Kehle was also granted a one time stock grant of 75,000 shares of Company common stock.

The foregoing description of the Quarterly Service Grant is qualified in its entirety by reference to the Victory Energy Corporation Stock Award (Director), a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On July 3, 2014, the Company issued a press release announcing the appointment of Mr. Kehle. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1+	Victory Energy Stock Award (Director) with Ralph Kehle dated August 14, 2014.

99.1	Press Release dated July 3, 2014.

+	Management contracts and compensatory plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Energy Corporation

Dated: August 15, 2014	/s/ Kenneth Hill
Kenneth Hill Chief Executive Officer